UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                Date of Report (date of earliest event reported):

                                  March 5, 2007



                     MEDICAL STAFFING NETWORK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                     001-31299                65-0865171
       ----------------             -----------------          --------------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)


                901 Yamato Road, Suite 110, Boca Raton, FL 33431
                ------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 561-322-1300
                                                            ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.  Results of Operations and Financial Condition

         The registrant is attaching a copy of a press release dated March 5, 2007 as Exhibit 99.1.

         Included in its consolidated statement of operations for the three months and year ended December 31, 2006, Medical Staffing Network Holdings, Inc. (the Company) recorded a pretax noncash goodwill impairment charge of $28.6 million and established an after tax valuation allowance on its net current and noncurrent deferred tax assets of $7.4 million.

Noncash Goodwill Impairment Charge
----------------------------------
         Pursuant to the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (SFAS No. 142), the Company does not amortize goodwill or intangible assets deemed to have an indefinite useful life. Under SFAS No. 142, impairment, for goodwill and intangible assets deemed to have an indefinite life, exists if the net book value of the goodwill or intangible asset equals or exceeds its fair value. During the year ended December 25, 2005, the Company reevaluated its reporting units and determined that each branch location represented a reporting unit, as opposed to the Company's previous view that the entire business represented one reporting unit. The Company performed an analysis whereby the historical goodwill was allocated or "pushed down" to each reporting unit based on their estimated relative fair value at the time.

         In accordance with SFAS No. 142, the Company performed its annual review for impairment during the fourth quarter of fiscal 2006 by performing a fair value analysis of each reporting unit. The fair value analysis was completed with the assistance of outside valuation professionals. Based on the analysis that used a combination of the market multiple, comparable transaction and discounted cash flow methods, impairment was noted at a number of individual reporting units. Accordingly, a charge to the Company's recorded goodwill of $28.6 million was recorded in the line item "impairment of goodwill" on the Company's consolidated statement of operations. The Company will continue to perform a reporting unit level fair value analysis impairment test during the fourth quarter of each year. On a quarterly basis the Company will review reporting units for impairment indicators. If branches are not achieving their expected operating results, additional analysis may be performed to determine if indicators of impairment are present, and if so, such amount will be determined and the associated charge will be recorded to the consolidated statement of operations. Should the Company decide to close one or more of its reporting units, the associated goodwill will be written off with a charge to the consolidated statement of operations

Valuation Allowance on Net Current and Noncurrent Deferred Tax Assets
---------------------------------------------------------------------
         At December 31, 2006, the Company had gross deferred tax assets in excess of deferred tax liabilities. The Company has determined that it is more likely than not that the net deferred tax assets will not be fully realized in the near term (deferred tax liabilities not expected to reverse in the net operating loss carryforward period were not considered in reviewing the realizability of the other temporary differences). Accordingly during the quarter ended December 31, 2006, the Company established a $7.4 million valuation allowance against the net current and noncurrent deferred tax assets. SFAS No. 109 requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all evidence, both positive and negative needs to be


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considered. Such evidence includes the existence of deferred tax assets that will turn around within a carryforward period, a company's past and projected future performance, the market environment in which the company operates, the utilization of past tax credits, the length of carryback and carryforward periods of net operating losses and allowable tax planning strategies. As the Company had cumulative losses for the three year period ended December 31, 2006, it was only able to give minimal consideration to projected future performance in measuring the need for a valuation allowance. The Company evaluates its ability to realize its deferred tax assets on a quarterly basis and will continue to maintain the allowance until an appropriate amount of positive evidence would substantiate any reversal. Such positive evidence could include actual utilization of the deferred tax asset and/or projections of potential utilization.

Item 9.01.  Financial Statements and Exhibits

            (d)  Exhibits:

                 99.1 Press Release of Medical Staffing Network Holdings, Inc. dated March 5, 2007.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.




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


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 5, 2007                  MEDICAL STAFFING NETWORK HOLDINGS, INC.



                                      By: /s/ Kevin S. Little
                                         ---------------------------------------
                                          Kevin S. Little
                                          President and Chief Financial Officer




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                                  EXHIBIT INDEX



Exhibit No.         Description

99.1                Press Release of Medical Staffing Network Holdings, Inc.
                    dated March 5, 2007.








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